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                           SCHEDULE 14A - INFORMATION
                           REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

Filed by the registrant / /

Filed by a party other than the registrant /X/

Check the appropriate box:

/ /   Preliminary Proxy Statement.            / /  Confidential, for Use
                                                   of the Commission Only
                                                   (as permitted by Rule
                                                   14a-6(e)(2))
/ /   Definitive Proxy Statement.

/ /   Definitive Additional Materials.

/X/   Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                      CROWN CENTRAL PETROLEUM CORPORATION
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               (Name of Registrant as Specified in Its Charter)

            GOLNOY BARGE COMPANY, INC. AND APEX OIL COMPANY, INC.
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   (Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/   No fee required.

/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

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      (2)   Aggregate number of securities to which transaction applies:

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      (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4)   Proposed maximum aggregate value of transaction:

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      (5)   Total fee paid:

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/ /   Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

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      (2)   Form, Schedule or Registration Statement No.:

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      (3)   Filing Party:

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      (4)   Date Filed:

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PRESS RELEASE
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Contact:     David Reno/Paul Caminiti/Andrew Cole
             Citigate Sard Verbinnen
             212/687-8080


              APEX OIL MAILS PROXY TO CROWN CENTRAL SHAREHOLDERS
              --------------------------------------------------

    ST. LOUIS, MO, AUGUST 15, 2000 - Apex Oil Company, Inc. and its affiliate, Golnoy Barge Company, Inc., announced today that they are sending a definitive proxy to shareholders of Crown Central Petroleum Corporation
(AMEX: CNPa, CNPb) strongly recommending that Crown Central shareholders reject the $9.50 per share merger offer from Rosemore Acquisition
Corporation, an indirect wholly-owned subsidiary of Rosemore, Inc., which is beneficially owned by Henry A. Rosenberg, Jr. and his family.

    In the definitive proxy filed with the Securities and Exchange Commission
(SEC), Apex, which with its affiliates owns shares representing a 13.6% voting interest in Crown Central, outlined several arguments for voting against the Rosemore $9.50 proposal. Apex said the Rosemore proposal:

   * offers inadequate value to Crown Central's shareholders, especially in view of current market conditions and the recent financial performance of Crown Central;

   *  is clearly inferior to Apex's alternative proposal of $10.50 per share;

   * is the result of a biased bidding process designed to discourage potential bidders from offering full value for Crown Central; and

   * is the end result of the desire of certain of Crown Central's insiders to obtain ownership of Crown Central for themselves at the lowest price.

    Apex also said it believes that actions taken by Crown Central's board of directors have disenfranchised shareholders and potential bidders and precluded a fair process, such as the timing and adoption of a poison pill and the insistence on restrictive standstill provisions in Crown Central's confidentiality agreement as a condition to a potential bidder being allowed to participate in the process.

    Apex urged shareholders to vote down the Rosemore bid in favor of a fair, unbiased and open auction process by mailing the blue proxy card provided in
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Apex's proxy materials.

    Apex is a privately held Missouri corporation with operations in petroleum trading, storage, transportation and refining.

    If shareholders have any questions or need assistance in voting their shares, they should call Georgeson Shareholder Communications Inc. toll free at 1-800-223-2064.

Information concerning the officers and directors of Apex Oil Company, Inc. and Golnoy Barge Company, Inc. and a description of their interests in Crown Central can be obtained from Golnoy's prior Schedule 13-D statements of beneficial ownership in Crown Central (and amendments thereto) and their definitive proxy statement filed with the Securities and Exchange Commission, publicly available in electronic format on the SEC's website, www.sec.gov,
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via the SEC's Electronic Data Gathering, Analysis and Retrieval (EDGAR)
database. Crown shareholders are urged to read the definitive proxy statement of Apex and Golnoy which contains important information.